UNITED STATES
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Coeur Mining, Inc.

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 NYSE: CDE  2024 Proxy Statement Highlights  April 2024

 Cautionary Statements  NYSE: CDE  NYSE: CDE  2  This presentation contains forward‐looking statements within the meaning of securities legislation in the United States and Canada, including statements involving strategic priorities and company strategies, environmental, social and governance (“ESG”) initiatives, expectations and initiatives at Palmarejo, Rochester, Kensington, Wharf and Silvertip, including the Rochester expansion project, and mineral reserve and resource estimates. Such forward‐looking statements involve known and unknown risks, uncertainties, and other factors which may cause Coeur's actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward‐looking statements. Such factors include, among others, the risk that the Rochester expansion project takes longer than expected to ramp up to full production rates, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploration and development activities, including risks relating to permitting and regulatory delays, mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the estimation of mineral reserves and resources, impacts from Coeur’s future acquisition of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur markets its production, materials and equipment availability, inflationary pressures, continued access to financing sources, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments, and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward looking statements. Coeur disclaims any intent or obligation to update publicly such forward‐looking statements, whether as a result of new information, future events, or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations, or statements made by third parties in respect of Coeur, its financial or operating results or its securities.  The scientific and technical information concerning our mineral projects in this presentation have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S- K, namely our Senior Director, Technical Services, Christopher Pascoe. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources included in this presentation, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of the Company’s material properties which are available at www.sec.gov. 2023 reserves and resources were determined in accordance with Item 1300 of SEC Regulation S-K. Reserves and resources for certain prior periods were determined in accordance with Canadian National Instrument 43-101. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions. The ranges of potential tonnage and grade (or quality) of the exploration results described in this presentation are conceptual in nature. There has been insufficient exploration work to estimate a mineral resource. It is uncertain if further exploration will result in the estimation of a mineral resource. The exploration results described in this presentation therefore does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve.  Non‐U.S. GAAP Measures ‐ We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non‐U.S. GAAP financial measures, including adjusted net income (loss), operating cash flow before changes in working capital, adjusted EBITDA, adjusted EBITDA margin, total leverage, net leverage, free cash flow, adjusted costs applicable to sales per ounce/pound and adjusted liquidity. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, total leverage, net leverage, free cash flow, adjusted costs applicable to sales per ounce/pound and adjusted liquidity are important measures in assessing the Company's overall financial performance. This presentation does not represent an offer of any securities for sale.

 Cautionary Statements  NYSE: CDE  NYSE: CDE  2  Mineral Reserves and Resources  Coeur is subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements, are governed by Item 1300 of Regulation S-K (‘‘S-K 1300’’), as issued by the U.S. Securities and Exchange Commission (‘‘SEC’’). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 Standards of Disclosure for Mineral Projects (‘‘NI 43-101’’), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.  In Coeur’s public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we disclose proven and probable reserves and measured, indicated and inferred resources, each as defined in S-K 1300. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300- compliant reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources, and therefore it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.

 Cautionary Statements  NYSE: CDE  NYSE: CDE  2  In connection with the solicitation of proxies, Coeur filed with the SEC and mailed to stockholders a definitive proxy statement dated April 4, 2024 (the “Proxy Statement”). The Proxy Statement contains important information about Coeur and its 2024 Annual Stockholders’ Meeting. Stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Coeur through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Coeur by contacting Investor Relations in writing at Coeur Mining, Inc., Investor Relations, 200 South Wacker Drive, Suite 2100, Chicago, IL 60606 or by telephone at (312) 489-5800. The Proxy Statement and other SEC filings are also available at www.coeur.com/investors/overview/. The contents of the web sites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also call our solicitors if they have questions or need assistance voting their shares, or with requests for additional copies of the proxy materials: Morrow Sodali LLC at (203) 658-9400.

 Relevant Terms  We use the following terms in this presentation and in the Proxy Statement to describe our operations and results, some of which are non-GAAP financial measures. Please see the applicable non-GAAP reconciliation tables in the appendix to this presentation  Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization, adjusted to exclude items that may not be indicative of, or are unrelated to our core operating results, a non-GAAP measure  AIP  Coeur’s Annual Incentive Plan  Annual Meeting  2024 Annual Stockholders’ meeting to be held on May 14, 2024  Audit Committee  Audit Committee of the Board  Board  Coeur’s Board of Directors  CAS  Costs applicable to sales  CLD Committee  Compensation and Leadership Development Committee of the Board  Coeur or the Company  Coeur Mining, Inc.  EHSCR Committee  Environmental, Health, Safety and Corporate Responsibility Committee of the Board  ESG  Environmental, Social and Governance  Exec Committee  Executive Committee of the Board  F&T Committee  Finance and Technical Committee of the Board  GAAP  Generally Accepted Accounting Principles  GHG  Greenhouse Gas  GRI  Global Reporting Initiative  LTIP or Plan  Coeur Mining, Inc. 2018 Long-Term Incentive Plan, as amended  NCG Committee  Nominating and Corporate Governance Committee of the Board  NEOs  Named Executive Officers  NYSE  New York Stock Exchange  PSUs  Performance share units issued under the LTIP  Record Date  March 20, 2024  ROIC  Return on invested capital  rTSR  Relative TSR  SASB  Sustainability Accounting Standards Board  SEC  Securities and Exchange Commission  TCFD  Financial Stability Board’s Task Force on Climate-related Financial Disclosures  TSR  Total stockholder return  NYSE: CDE  NYSE: CDE  2

 2024 Annual Stockholders’ Meeting  Voting Matters  Proposal  Coeur Board Voting Recommendation  1  Election of 9 director nominees named in the proxy statement  FOR each nominee  2  Ratification of the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for 2024  FOR  3  Vote on an advisory resolution to approve named executive officer compensation  FOR  Annual Meeting  Time and Date  9:30 a.m. Central Time on Tuesday, May 14, 2024  Place  Virtual - www.virtualshareholdermeeting.com/CDE2024  Record Date  March 20, 2024  Voting  Holders of common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.  NYSE: CDE  NYSE: CDE  2

Company Overview

Headquartered in Chicago, IL, Coeur Mining is a well-diversified, growing precious metals producer with a focus on generating sustainable, high-quality cash flow from its North American asset base

U.S. organic growth offers unique near-term catalyst


SILVERTIP
KENSINGTON
WHARF
ROCHESTER
CORPORATE OFFICE
PALMAREJO
Operating Mine
Exploration Project
PROTECT
COEUR MINING
DELIVER
DEVELOP

Company Snapshot	
Listing:	NYSE: CDE
Shares O/S[1]:	~399M
Market Cap[2]:	~$1.8B
ADTV[2,3]:	~$25M
Proven & Probable Reserves[4]: 3.2 million ounces Au 243.9 million ounces Ag	
2024E Gold Production[5]: 310,000 – 355,000 ounces	
2024E Silver Production[5]: 10.7 – 13.3 million ounces	

Note: See slides in appendix for additional information related to mineral reserves and resources.
(1) As of March 20, 2024.
(2) As of April 19, 2024.
(3) ADTV = Average Daily Trading Volume. Data Observed over a 90-day trading period.
(4) As of December 31, 2023.
(5) Guidance as published by Coeur on February 21, 2024.

NYSE: CDE 7

 NYSE: CDE  8  NYSE: CDE  Human Capital Management and Culture  Based on 2023 Culture Survey results.  Diversity data as of December 31, 2023.

Recent ESG Accomplishments

COEUR MINING®

Coeur is committed to being an industry leader in its ESG practices, exemplified by the Company's recent accomplishments

Published GHG emissions target: 35% reduction in net intensity by end of 2024

Tied executive compensation and individual incentive programs ***to GHG goals***

Sourced ***renewable power*** for Rochester and Wharf

Published Tailings Management Policy with Global Industry Standard

MSCI ESG RATINGS — CCC | B | BB | BBB | A | AA | AAA

As of 2022, Coeur received an MSCI ***ESG Rating*** of "***A***"[1]

Achieved industry leading & ***Company record-low lost-time injury frequency rate*** in 2022[1]

ESR Empresa Socialmente Responsable

Coeur Mexicana is a ***13-time recipient*** of Empresa Socialmente Responsable distinction

COEUR MINING BIODIVERSITY MANAGEMENT STANDARD

Adopted ***biodiversity management standard*** to identify and mitigate impacts throughout all mining phases

After recent Board refreshment, **50% of directors are diverse**

ISS QualityScore GOVERNANCE 1 — Highest Rating By INSTITUTIONAL SHAREHOLDER SERVICES

ISS ***QualityScore*** of "1" for Governance (Highest Possible)

Mitch Krebs, President & CEO, ***served as*** Chair of NMA ESG Task Force. Now ***serves as*** Chair of NMA

2020 & 2019 ***Winner***
2021, 2022 & 2023 ***Finalist***
Best Proxy Statement (mid-/small cap), Corporate Secretary

(1) Source(s): U.S. Department of Labor Mine Safety and Health Administration (MSHA): Metal Operators Mine Safety and Health Statistics; Coeur average 0.17 injuries per 200,000 employee-hours worked vs. Industry average 1.31.
(2) For more information on MSCI ESG Ratings, please visit https://www.msci.com/notice-and-disclaimer.

NYSE: CDE 9

 Qualified, Diverse Board Nominees  We believe our Board should possess a combination of skills, professional experience and diversity of viewpoints to effectively oversee our business. Eight of nine director nominees are independent  NYSE: CDE  NYSE: CDE  10

 Qualified, Diverse Board Nominees (cont.)  NYSE: CDE  NYSE: CDE  10

 Qualified, Diverse Board Nominees (cont.)  NYSE: CDE  NYSE: CDE  10

 Governance & Executive Comp. Continuous Improvement  Corporate Governance Highlights and Best Practices  Ongoing Evolution of Executive Compensation Program  NYSE: CDE  NYSE: CDE  10

 2023 Performance Highlights  In 2023, Coeur was once again a leader among peers in key safety performance metrics, delivered strong operating results and continued to navigate the impacts of inflation on costs and profitability. The Company also completed construction of the expansion project at Rochester, which is expected to transform Rochester into a cornerstone asset through significant increases in production and cash flow over a long mine life of ~16 years based on 2023 year-end reserves. In addition, Coeur achieved strong results from its expansion-focused exploration program in 2023, including significant increases in inferred resources and measured and indicated resources, and reserve growth at Kensington for the second consecutive year, reflecting the results of the multi- year enhanced development and drilling program at Kensington aimed at extending its mine life  NYSE: CDE  NYSE: CDE  10

 2023 Executive Compensation Philosophy  Drive performance against critical strategic goals designed to create long-term stockholder value  Pay our executives at a level and in a manner that attracts, motivates and retains top talent  NYSE: CDE  NYSE: CDE  10

 2023 Executive Compensation Practices  NYSE: CDE  NYSE: CDE  10

 2023 CEO Compensation Tied to Stockholder Returns  AIP 24%  Restricted Stock 23%  Base Salary 19%  Performance Shares 34%  57% of compensation linked to stock performance  NYSE: CDE  NYSE: CDE  10  (Based 100% on Company Performance)

 2023 Compensation Results Aligned with Performance  NYSE: CDE  NYSE: CDE  10

 2023 Compensation Results Aligned with Performance (cont.)  NYSE: CDE  NYSE: CDE  10

 2023 Executive Compensation – Realized Pay  Coeur’s multiyear performance-linked pay aligned with stockholder returns  Our NEO compensation program is structurally designed to be a strong performance-based program. In the case of the CEO, 81% of his target compensation is performance-based or “at-risk”; only 19% is fixed, delivered through base salary.  This graph demonstrates alignment by showing three-year target value for performance and “at-risk” elements as well as the actual value realized from those compensation elements, equal to  actual 2021-2023 AIP, plus  the value of the PSUs for the 2021-2023 performance period that paid out in early 2023, valued as of December 31, 2023, the last date of the performance period, plus  the value of restricted stock granted in 2021, 2022 and 2023, valued as of December 31, 2023, including shares not yet vested.  The CEO’s actual value of compensation from performance based and “at-risk” elements was 38% lower than the target value. During this same period, our stock price decreased by 69%. We believe this demonstrates alignment of pay and performance.  NYSE: CDE  NYSE: CDE  10

 Continued Strong Stockholder Engagement in 2023  NYSE: CDE  NYSE: CDE  10

 Risk Oversight  NYSE: CDE  NYSE: CDE  10

 ESG Highlights

 What Matters to Coeur  Coeur strives to be an industry leader in ESG, integrating factors into each aspect of its operations, activities and strategic decision making as the Company looks to the future. The following list includes material environmental, social and governance issues that matter to Coeur  Anti-Bribery & Anti- Corruption  Board Diversity  Board ESG Oversight  Ethics & Compliance  Sustainability Integral to Company Strategy  Governance  Diversity, Equity & Inclusion  Employee Training & Development  Workforce Health and Safety  People  Human Rights  Local Supply & Hiring  Local Community Development & Engagement  Communities  Climate Change  Greenhouse Gas Emissions  Reclamation & Closure  Tailings  Water  Biodiversity  Environment  NYSE: CDE  NYSE: CDE  24

 Continued Focus on People and Culture  Creative Talent Acquisition  Balancing local community development through trades and apprenticeship programs with larger Company-wide development and workforce planning programs to entice a broader diverse population to our operations  Development of Key Talent  Provide career progression and unique internal development programs to retain tomorrow’s Company leaders  Strategic Human Capital Investment  Increased focus on skilled trades, retention of newly hired talent, and Rochester workforce post-expansion  NYSE: CDE  NYSE: CDE  24

 Robust Succession Planning & Employee Development  Continued Focus on People and Culture (cont.)  We conduct robust succession planning throughout the entire organization each year through specific talent diagnostics and evaluation of skill development needs.  Leadership reviews action plans and facilitates discussions about high potential performers and diversity on a quarterly basis.  Our Board oversees the recruitment, development, and retention of our senior executives. Significant focus is placed on succession planning both for key executive roles and throughout the organization.  In-depth discussions occur multiple times per year in meetings of the Board, CLD Committee and NCG Committee, including in executive sessions to foster candid conversations.  Directors have regular and direct exposure to senior leadership and employees during Board and committee meetings and through other informal meetings and events held during the year.  NYSE: CDE  NYSE: CDE  24

 NYSE: CDE 27  Industry-Leading Safety Performance  Coeur has been certified in the National Mining Association’s CORESafety program since 2017 and completed its recertification in July 2021  (1) Source(s): U.S. Department of Labor Mine Safety and Health Administration (MSHA): Metal Operators Mine Safety and Health Statistics. Injuries per 200,000 employee-hours worked.  Coeur’s injury frequency rate remains significantly below industry averages, achieving a Company record-low lost-time injury frequency rate in 2022  3  NYSE: CDE  (2) Includes both Coeur employees and contract workers.

COEUR MINING

Precious Metals Are *Coeur* to Everyday Life

Coeur is an important part of the supply chains for gold and silver. Due to their unique properties, gold and silver have numerous innovative uses that shape the way we live today and enable a more sustainable, healthier tomorrow

Au

Coeur's Palmarejo, Rochester, Kensington and Wharf mines produce gold, which is a critical component of:

Medical Devices
COVID-19 diagnostic test kits, pacemakers, CAT scan equipment and others

Electronics
Nanotechnology and touch screen monitors

Electrification Devices
Batteries and solar panels

Transportation
GPS technology and catalytic converters in motor vehicles & electric vehicle circuit boards

Ag

Coeur's Palmarejo and Rochester mines produce silver, which is a critical component of:

Medical Devices
Bandages, pharmaceuticals and anti-microbial coating for equipment

Renewable Energy
Photovoltaic cells in solar panels

Transportation
Electric vehicle controls and charging stations; multifunctional automotive glass

Household Items
Mirrors, clothing, jewelry, "smart" home systems

Public Health
Water purification systems

Source: Mining Association of Canada, MineralsMakeLife.org, The National Mining Association and The United States Geological Survey (USGS).

NYSE: CDE 28

 Formal Adoption of GISTM  To increase transparency into tailings management at Coeur and to bolster existing management practices and governance systems, the Company is implementing the Global Industry Standard on Tailings Management (GISTM)  Key Highlights  Only 17 percent of industry non-International Council on Mining and Metals members have publicly committed to adopting1 the GISTM, making Coeur a leader amongst peers  Estimated four-year implementation timeline for almost all Requirements  Increased governance by formally naming an Accountable Executive, publishing a Tailings Management Policy, and establishing an internally dedicated Coeur Tailings Task Force  What Investors and External Stakeholders Can Expect  Increased level of tailings related public disclosures  Augmented dialogue and engagement with communities of interest  Demonstration of our commitment to Pursuing a Higher Standard  NYSE: CDE  (1) According to the Investor Mining and Tailings Safety Initiative, January 2024.  NYSE: CDE  29

GISTM Timeline with Coeur Milestones

COEUR MINING

GISTM Roadmap

Through careful examination, internal and external engagement and detailed planning, Coeur is implementing the Global Industry Standard on Tailings Management


GISTM Launched
Standard made publicly available followed by Church of England petition
Q3 2020
Additional Guidance Published
Good Practice Guide and Conformance Protocol
Q2 2021
Q4 2020 - Q1 2021
GISTM Self-assessments
Coeur facilities evaluated against Requirements
Q3 2022 - Q2 2023
Formal GISTM third-party benchmarking
Detailed review of >1,300 criteria against current practices
Q3 2023
Execution Planning
Establishment of Coeur Tailings Task Force and company-wide implementation roadmaps
2024 - 2027
Implementation Phase
Roadmap activities are budgeted and planned beginning in 2024 through to 2027

- External developments driven by catastrophic tailings facility failures
- Internal monitoring and evaluation phase
- GISTM implementation planning and decision point for the Company
- Coeur's four-year GISTM implementation timeline for most *Requirements*

NYSE: CDE 30

 Appendix

 Reserves and Resources  NYSE: CDE  NYSE: CDE  32  2023 Proven and Probable Mineral Reserves  Grade  Contained  Location  Short tons  Gold (oz/t)  Silver (oz/t)  Gold (oz)  Silver (oz)  PROVEN RESERVES  Palmarejo  Mexico  4,203,000  0.060  4.21  252,000  17,698,000  Rochester  Nevada, USA  465,919,000  0.002  0.38  1,135,000  177,472,000  Kensington  Alaska, USA  1,009,000  0.186  -  188,000  -  Wharf  South Dakota, USA  5,931,000  0.032  -  188,000  -  Total  477,062,000  0.004  0.41  1,763,000  195,170,000  PROBABLE RESERVES  Palmarejo  Mexico  8,580,000  0.060  3.88  517,000  33,283,000  Rochester  Nevada, USA  44,524,000  0.002  0.35  104,000  15,413,000  Kensington  Alaska, USA  1,109,000  0.201  -  223,000  -  Wharf  South Dakota, USA  21,318,000  0.027  -  575,000  -  Total  75,531,000  0.019  0.64  1,418,000  48,695,000  PROVEN AND PROBABLE RESERVES  Palmarejo  Mexico  12,783,000  0.060  3.99  769,000  50,981,000  Rochester  Nevada, USA  510,443,000  0.002  0.38  1,238,000  192,885,000  Kensington  Alaska, USA  2,119,000  0.194  -  411,000  -  Wharf  South Dakota, USA  27,249,000  0.028  -  764,000  -  Total Proven and Probable Reserves  552,594,000  0.006  0.44  3,182,000  243,865,000

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  32  2023 Measured and Indicated Mineral Resources (excluding Reserves)  Grade  Contained  Location  Short tons  Gold (oz/t)  Silver (oz/t)  Zinc (%)  Lead (%)  Gold (oz)  Silver (oz)  Zinc (lbs)  Lead (lbs)  MEASURED RESOURCES  Palmarejo  Mexico  5,674,000  0.070  4.56  396,000  25,875,000  Rochester  Nevada, USA  110,460,000  0.002  0.29  200,000  31,587,000  Kensington  Alaska, USA  1,653,000  0.286  -  477,000  -  Wharf  South Dakota, USA  1,666,000  0.024  -  40,000  -  Silvertip  Canada  734,000  -  10.56  9.93%  7.88%  -  7,749,000  145,703,000  115,648,000  Lincoln Hill  Nevada, USA  4,642,000  0.012  0.34  58,000  1,592,000  Total  124,828,000  0.009  0.54  1,171,000  66,803,000  145,703,000  115,648,000  INDICATED RESOURCES  Palmarejo  Mexico  15,500,000  0.060  3.85  926,000  59,701,000  Rochester  Nevada, USA  27,170,000  0.002  0.41  47,000  11,237,000  Kensington  Alaska, USA  1,278,000  0.268  -  342,000  -  Wharf  South Dakota, USA  22,150,000  0.021  -  458,000  -  Silvertip  Canada  6,418,000  -  7.78  10.68%  5.09%  -  49,919,000  1,371,074,000  653,008,000  Lincoln Hill  Nevada, USA  27,668,000  0.011  0.31  306,000  8,655,000  Total  100,184,000  0.021  1.29  2,078,000  129,512,000  1,371,074,000  653,008,000  MEASURED AND INDICATED RESOURCES  Palmarejo  Mexico  21,174,000  0.062  4.04  1,321,000  85,576,000  Rochester  Nevada, USA  137,630,000  0.002  0.31  247,000  42,824,000  Kensington  Alaska, USA  2,931,000  0.279  -  819,000  -  Wharf  South Dakota, USA  23,816,000  0.021  -  498,000  -  Silvertip  Canada  7,152,000  -  8.06  10.60%  5.37%  -  57,668,000  1,516,777,000  768,657,000  Lincoln Hill  Nevada, USA  32,310,000  0.011  0.32  364,000  10,247,000  Total Measured and Indicated Resources  225,012,000  0.014  0.87  3,249,000  196,315,000  1,516,777,000  768,657,000

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  32  2023 Inferred Mineral Resources  Grade  Contained  Location  Short tons  Gold (oz/t)  Silver (oz/t)  Zinc (%)  Lead (%)  Gold (oz)  Silver (oz)  Zinc (lbs)  Lead (lbs)  INFERRED RESOURCES  Palmarejo  Mexico  4,207,000  0.091  4.50  381,000  18,933,000  Rochester  Nevada, USA  135,104,000  0.002  0.34  267,000  45,959,000  Kensington  Alaska, USA  1,567,000  0.248  -  388,000  -  Wharf  South Dakota, USA  7,125,000  0.021  -  149,000  -  Silvertip  Canada  2,345,000  -  6.86  10.27%  4.26%  -  16,084,000  481,791,000  199,815,000  Lincoln Hill  Nevada, USA  22,952,000  0.011  0.36  255,000  8,163,000  Wilco  Nevada, USA  25,736,000  0.021  0.13  531,000  3,346,000  Total Inferred Resources  199,037,000  0.010  0.46  1,971,000  92,485,000  481,791,000  199,815,000

> Reserves and Resources (cont.)

COEUR MINING®

Notes to 2023 Mineral Reserves:

(1) The Mineral Reserve estimates are current as of December 31, 2023 and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (SK1300) and were prepared by the company's technical staff.

(2) Assumed metal prices for 2023 Mineral Reserves were $21.00 per ounce of silver, $1,600 per ounce of gold, $1.15 per pound of zinc, $0.95 per pound of lead, except for Kensington at $1,850 per ounce of gold.

(3) Palmarejo Mineral Reserve estimates use the following key input parameters: assumption of conventional longhole underground mining; reported above a variable gold equivalent cut-off grade that ranges from 2.11–2.97 g/t AuEq and an incremental development cut-off grade ranging from 1.16–1.55 g/t AuEq; metallurgical recovery assumption of 92.0% for gold and 83.0% for silver; mining dilution assumes 0.4–1.1 meter of hanging/foot wall waste dilution; mining loss of 15% was applied; variable mining costs that range from US$44.72–US$85.71/tonne, surface haulage costs of US$4.92/tonne, process costs of US$32.70/tonne, general and administrative costs of US$14.06/tonne, and surface/auxiliary support costs of US$3.18/tonne. Excludes the impact of the Franco-Nevada gold stream agreement at Palmarejo in calculation of Mineral Reserves. No assurances can be given that all mineral reserves will be mined, as mineralized material that may qualify as reserves under applicable standards by virtue of having positive economics may not generate attractive enough returns to be included in our mine plans, due to factors such as the impact of the gold stream at Palmarejo. As a result, we may elect not to mine portions of the mineralized material reported as reserves.

(4) Rochester Mineral Reserve estimates are tabulated within a confining pit design and use the following input parameters: Rochester oxide variable recovery Au = 77.7–85.9% and Ag = 59.4-61.0%; Rochester sulfide variable recovery Au = 15.2–77.7% and Ag = 0.0–59.4%; with a net smelter return cutoff of $3.01/st oxide and US$3.11/st sulfide; Nevada Packard oxide recovery Au = 92.0% and Ag = 61.0%; with a net smelter return cutoff of $5.51/st for oxide, where the NSR is calculated as resource net smelter return (NSR) = silver grade (oz/ton) * silver recovery (%) * (silver price ($/oz) - refining cost ($/oz)) + gold grade (oz/ton) * gold recovery (%) * (gold price ($/oz) - refining cost ($/oz)); variable pit slope angles that approximately average 48º over the life-of-mine.

(5) Kensington Mineral Reserve estimates use the following key input parameters: assumption of conventional underground mining; gold price of $1,850/oz; reported above a gold cut-off grade of 0.135 oz/st Au; metallurgical recovery assumption of 93.5%; gold payability of 97.5%; mining dilution of 20%; mining loss of 12% was applied; mining costs of US$103.67/ton mined; process costs of US$55.06/ton processed; general and administrative costs of US$55.37/ton processed; Sustaining capital US$4.50/ton processed; and concentrate refining and shipping costs of US$108.67/oz sold.

(6) Wharf Mineral Reserve estimates use the following key input parameters: assumption of conventional open pit mining; reported above a gold cut-off grade of 0.010 oz/ton Au; average metallurgical recovery assumption of 79.0%; royalty burden of US$64/oz Au; pit slope angles that vary from 34–50º; mining costs of US$2.44/ton mined, process costs of US$11.71/ton processed (includes general and administrative costs).

(7) Rounding of short tons, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tons, grades, and contained metal contents.

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› Reserves and Resources (cont.)

COEUR MINING®

Notes to 2023 Mineral Resources:

(1) Mineral Resource estimates are reported exclusive of Mineral Reserves, are current as of December 31, 2023, and are reported using definitions in SK1300 on a 100% ownership basis. Mineral Resource estimates were prepared by the Company's technical staff.

(2) Assumed metal prices for 2023 estimated Mineral Resources were $25.00 per ounce of silver, $1,800 per ounce of gold, $1.30 per pound of zinc, $1.00 per pound of lead, unless otherwise noted.

(3) Palmarejo Mineral Resource estimates use the following key input parameters: Assumption of conventional longhole underground mining; reported above a variable gold equivalent cut-off grade that ranges from 1.87–2.64 g/t AuEq; metallurgical recovery assumption of 92.0% for gold and 83.0% for silver; variable mining costs that range from US$44.72–US$85.71/tonne, surface haulage costs of US$4.92/tonne, process costs of US$32.70/tonne, general and administrative costs of US$14.06/tonne, and surface/auxiliary support costs of US$3.18/tonne. Excludes the impact of the Franco-Nevada gold stream agreement at Palmarejo in calculation of Mineral Resources.

(4) Kensington Mineral Resource estimates use the following key input parameters: metal price of $2,000 per ounce gold, assumption of conventional longhole underground mining; reported above a variable gold cut-off grade of 0.124 oz/ton Au; metallurgical recovery assumption of 93.5%; gold payability of 97.5%, mining costs of US$103.67/ton mined; process costs of US$55.06/ton processed; general and administrative costs of US$55.37/ton processed; Sustaining capital US$4.50/ton processed; and concentrate refining and shipping costs of US$108.67/oz sold.

(5) Wharf Mineral Resource estimates use the following key input parameters: assumption of conventional open pit mining; reported above a gold cut-off grade of 0.010 oz/ton Au; average metallurgical recovery assumption of 79.0% across all rock types; royalty burden of US$72/oz Au; pit slope angles that vary from 34–50°; mining costs of $2.44/ton mined, process costs of US$11.71/ton processed (includes general and administrative costs).

(6) Rochester Mineral Resource estimates are tabulated within a confining pit shell and use the following input parameters: Rochester oxide variable recovery Au = 77.7–85.9% and Ag = 59.4%; Rochester sulfide variable recovery Au = 15.2–77.7% and Ag = 0.0–59.4%; with a net smelter return cutoff of $3.01/st oxide and US$3.11/st sulfide; Nevada Packard oxide recovery Au = 92.0% and Ag = 61.0%; with a net smelter return cutoff of $5.51/st for oxide, where the NSR is calculated as resource net smelter return (NSR) = silver grade (oz/ton) * silver recovery (%) * (silver price ($/oz) - refining cost ($/oz)) + gold grade (oz/ton) * gold recovery (%) * (gold price ($/oz) - refining cost ($/oz)); variable pit slope angles that approximately average 48° over the life-of-mine.

(7) Silvertip Underground Mineral Resource estimates are reported using a net smelter return ("NSR") cutoff of US$130/tonne. Mineral Resources are reported insitu using the following assumptions: The estimate use the following key input parameters: lead recovery of 89-90%, zinc recovery of 82-83% and silver recovery of 83-84%. Lead concentrate grade of 53-54%; zinc concentrate grade of 56-57%; mining costs of US$68.77/tonne; processing costs of US$58.20/tonne and US$46.49/tonne, where the NSR ($/tonne) = tonnes x grade x metal prices x metallurgical recoveries – royalties – TCRCs – transport costs over the life of the mine.

(8) Lincoln Hill Open Pit Mineral Resource estimates are reported in-situ and are contained within a confining pit shell and use the following key input parameters: reported above an oxide gold equivalent cutoff of 0.15 ounces per ton and 0.20 oz ounces per ton assuming a silver to gold ratio of 60:1; gold recoveries of 64%; silver recoveries of 59%; mining costs of US$3.10/ton; process costs of US$3.60/ton; general and administrative costs of $1.50/ton processed; average pit slope angles of 45° over the life-of-mine. The technical and economic parameters are those that were used in the 2018 Resource Estimation. Based on the QPs review of the estimate, there would be no material change to the Mineral Resource if a gold price of US$1,700/oz, a silver price of US$22/oz or economic parameters were updated. Therefore the 2018 Mineral Resource is considered current and is presented unchanged.

NYSE: CDE 36

Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  32  Notes to 2023 Mineral Resources (cont.):   Wilco Open Pit Mineral Resource estimates are reported using an equivalent gold cutoff of 0.20 ounces per ton assuming a silver to gold ratio of 60:1. Resources are reported in-situ and contained withed a conceptual measured, indicated and inferred optimized pit shell. Silver price of US$20/oz, gold price of US$1,400/oz. Average oxide and sulfide gold recovery is 70%, average carbonaceous gold recovery is 50%. Average oxide and sulfide gold recovery is 60%. Average carbonaceous silver recovery is 50%. Open pit mining cost is US$1.50/ton, processing and processing and G&A cost is US$5.46/ton; average pit slope angles of 50º. The technical and economic parameters are those that were used in the 2018 Resource Estimation. Based on the QPs review of the estimate, there would be no material change to the mineral resources if a gold price of US$1,700/oz, a silver price of US$22/oz or economic parameters were updated. Therefore the 2018 Mineral Resource report is considered current and is presented unchanged.  Rounding of short tons, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tons, grades, and contained metal contents.

 Executive Leadership  NYSE: CDE  NYSE: CDE  32  Mitchell J. Krebs – President and Chief Executive Officer. During his twenty-year tenure with Coeur, Mr. Krebs has led nearly $2 billion in capital raising and debt restructuring activities and has facilitated over $2 billion of acquisitions and divestitures. Mr. Krebs was previously Coeur‘s Chief Financial Officer and held various positions in the corporate development department, including Senior Vice President of Corporate Development. Mr. Krebs serves as the Chairman of The National Mining Association and served as the former Chair of the ESG Task Force. Mr. Krebs previously served as a Director of Kansas City Southern Railway Company and is a past President of The Silver Institute.  Thomas S. Whelan – Senior Vice President and Chief Financial Officer. Prior to joining Coeur, Mr. Whelan served as CFO of Arizona Mining Inc. from September 2017 to August 2018, when the company was acquired from South32 Limited. Previously, Mr. Whelan served as CFO for Nevsun Resources Ltd. from January 2014 to August 2017. He is a chartered professional accountant and was previously a partner with the international accounting firm Ernst & Young (“EY”) LLP where he was the EY Global Mining & Metals Assurance sector leader, the leader of the EY Assurance practice in Vancouver and previously EY’s Canadian Mining & Metals sector leader. Mr. Whelan graduated with a Bachelor of Commerce from Queen’s University.  Michael “Mick” Routledge – Senior Vice President and Chief Operating Officer. Mr. Routledge has over 25 years’ experience with Rio Tinto in various roles beginning in 1987, including as the Chief Operating Officer (2011-2012) and Vice President HSE, Projects & Operational Value (2012-2014) of the Kennecott Utah Copper mine business and served as the Chief Operating Officer of Asahi Refining from 2015 to 2017. He served as Senior Director of Operational Excellence at Anagold Madencilik, a subsidiary of Alacer Gold Corp., a gold producer which merged with SSR Mining Inc. in the fall of 2020. Most recently, Mr. Routledge served as the Vice President of Major Projects and Studies of Alacer Gold Corp. from February 2020 until May 2020. Mr. Routledge currently chairs the Health & Safety Division Executive Committee for the Society for Mining, Metallurgy & Exploration board. He received an undergraduate degree from the University of Sunderland, England in Electrical and Control Engineering and received his MBA with a focus on business and strategic transformation from Henley Management College in England.  Casey M. Nault – Senior Vice President, General Counsel, and Chief ESG Officer. Mr. Nault has approximately 25 years of experience as a corporate and securities lawyer, including prior in-house positions with Starbucks Corporation and Washington Mutual, Inc. and law firm experience with Gibson, Dunn & Crutcher. His legal experience includes securities compliance and SEC reporting, corporate governance and compliance, mergers and acquisitions, public and private securities offerings, other strategic transactions, general regulatory compliance, cross-border issues, land use and environmental issues, and overseeing complex litigation. In addition to leading the legal function, since 2018 Mr. Nault has overseen the Company’s ESG initiatives, and he also has executive responsibility for several other corporate functions including compliance, internal audit, cybersecurity and IT infrastructure, government affairs and land management.  Aoife M. McGrath – Senior Vice President, Exploration. Ms. McGrath has over 20 years of mining industry experience, spanning all stages of exploration from greenfield works to continental-scale exploration programs. Most recently, Ms. McGrath served as Vice President Exploration, Africa and Middle East at Barrick Gold Corp. Prior to that time, she served as head of Exploration and Geology for Beadell Resources Limited as well as serving in various roles at Alamos Gold Inc., including Director, Exploration and Corporate Development and Vice President, Exploration. She holds a Master of Science in Mineral Exploration from the University of Leicester as well as a Master of Science in Engineering Geology from the Imperial College London.  Emilie C. Schouten – Senior Vice President and Chief Human Resources Officer. Ms. Schouten has 15 years of experience in Human Resources, starting her career at General Electric, where she graduated from GE’s Human Resources Leadership Program. After 6 years as an HR Manager with GE, her division was acquired by the world’s largest electrical distribution company, Rexel, and Ms. Schouten went on to become the Director of Training and Development. Ms. Schouten has a B.A. in Sociology from Michigan State University and a M.S. in Industrial Labor Relations from University of Wisconsin-Madison.

 NYSE: CDE  NYSE: CDE 39  Board of Directors  Robert E. Mellor – Independent Chairman of the board of Monro, Inc. (auto service provider) since June 2017, and appointed Interim Chief Executive Officer from August 2020 to April 2021. Previously Mr. Mellor was lead independent director from April 2011 to June 2017 and a member of the board of directors since August 2010; Former Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010; former member of the board of directors of CalAtlantic Group, Inc. (national residential home builder) from October 2015 to February 2018, when CalAtlantic was acquired by Lennar Corporation; former member of the board of directors of the Ryland Group (national home builder, merged with another builder to form CalAtlantic) from 1999 to October 2015; and former member of the board of directors of Stock Building Supply Holdings, Inc. (lumber and building materials distributor) from March 2010 until December 2015 when it merged with another company. He was named a 2020 National Association of Corporate Directors Directorship 100 honoree.  Mitchell J. Krebs – President and Chief Executive Officer. See prior slide.  Linda L. Adamany – Member of the board of directors of Jefferies Financial Group (formerly known as Leucadia National Corporation), a diversified holding company engaged in a variety of businesses, since March 2014, and Independent Lead Director since March 2022, and a member of the board of directors of Jefferies International Limited, a wholly- owned subsidiary of Jefferies Financial Group Inc., since March 2021; non-executive director of BlackRock Institutional Trust Company since March 2018; non-executive director of Vitesse Energy, Inc. since January 2023; non-executive director of the Wood plc from October 2017 to May 2019; non-executive director of Amec Foster Wheeler plc, an engineering, project management, and consultancy company, from October 2012 until the Company was acquired by Wood plc in October 2017; member of the board of directors of National Grid plc, an electricity and gas generation, transmission, and distribution company, from November 2006 to November 2012. Served at BP plc in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resource management of BP plc's Refining & Marketing segment, a $45 billion business at the time. She was selected as one of Women Inc. Magazine's 2018 Most Influential Corporate Directors.  Paramita Das – Paramita Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto from June 2022 to February 2024; President of Rio Tinto Nickle Inc., President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. from July 2019 to September 2023 and General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office, Rio Tinto from 2018 to 2021. Ms. Das served as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from 2016 – 2017. Ms. Das is a member of the board of directors of Genco Shipping & Trading Limited, a drybulk shipowner focused on global transportation of commodities, since March 2024. Ms. Das is a former Board member of World Business Chicago from 2020 – 2022; Chicago Children’s Museum from 2019 – 2021 and UN Woman – USNC from 2014 to 2017. Ms. Das received a bachelor’s degree in Architectural Engineering in 2001, and MBA in 2004 and additional post-graduate studies in Strategy and Finance in 2014.  Sebastian Edwards1 – Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Co-Director of the National Bureau of Economic Research’s Africa Project from 2009 to present; taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004; Chief Economist for Latin America at the World Bank Group from 1993 to 1996. Currently a Member of the Board of Moneda Asset Management, an investment management firm in Chile, and Centro de Estudios Públicos, Chile.  Randolph E. Gress – Retired Chairman (November 2006 until January 2016 and director from August 2004 until January 2016) and Chief Executive Officer (from 2004 until December 2015) of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients for the food, beverage, dietary supplements, pharmaceutical, and industrial end markets. Mr. Gress was with Innophos since its formation in 2004, when Bain Capital purchased Rhodia SA's North American specialty phosphate business. Prior to his time at Innophos, Mr. Gress was with Rhodia since 1997 and held various positions including Global President of Specialty Phosphates (with two years based in the U.K.) and Vice-President and General Manager of the NA Sulfuric Acid and Regeneration businesses. From 1982 to 1997, Mr. Gress served in various roles at FMC Corporation including Corporate Strategy and various manufacturing, marketing, and supply chain positions.  (1) Not standing for re-election at the 2024 Annual Meeting of Stockholders.

 Board of Directors (cont.)  NYSE: CDE  NYSE: CDE  40  Jeane L. Hull – Ms. Hull has over 35 years of mining operational leadership and engineering experience, most notably holding the positions of Chief Operating Officer for Rio Tinto plc at the Kennecott Utah Copper Mine and Executive Vice President and Chief Technical Officer of Peabody Energy Corporation. She also held numerous management engineering and operations positions with Rio Tinto affiliates. Prior to joining Rio Tinto, she held positions with Mobil Mining and Minerals and has additional environmental engineering and regulatory affairs experience in the public and private sectors. Ms. Hull currently serves as a member of the Board of Directors of Eprioc AB, Hudbay Minerals and Wheaton Precious Metals Corporation. She previously served on the boards of Trevali Mining Corporation, Pretium Resources Inc., Interfor Corporation and Cloud Peak Energy Inc. Ms. Hull also serves on the Advisory Board for South Dakota School of Mines and Technology.  Rob Krcmarov – Mr. Krcmarov is a geologist and experienced mining executive with approximately 35 years of exploration, operations and corporate leadership experience spanning five continents. Mr. Krcmarov most recently served as a technical advisor to Barrick Gold Corporation, having previously served with Barrick for 13 years, and as Executive Vice President and Growth since 2016. In these various roles, he led exploration teams which have discovered, drilled and delineated multiple value-adding orebodies, including several world-class greenfield discoveries. Mr. Krcmarov holds a Master of Economic Geology from the University of Tasmania and a Bachelor of Science in Geology from the University of Adelaide. He also serves on the boards of directors of Osisko Gold Royalties Ltd., Orla Mining Ltd. and Major Drilling Group International, Inc.  Eduardo Luna – Non-executive Chairman of the Board of Rochester Resources Ltd. and member of the board of directors of Vizsla Silver Corp., Mr. Luna has spent over forty years in the precious metals mining industry and has held prior senior executive and board positions at several companies including Industrial Peñoles, Goldcorp Inc., Luismin SA de CV, Wheaton River Minerals Ltd., Alamos Gold Inc., Dyna Resource, Inc. and Primero Mining Corp. He is currently the Chairman of the board of directors of Rochester Resources Ltd., a junior natural resources company with assets in Mexico. He is also a member of the Board of Directors of Wheaton Precious Metals Corp. Mr. Luna is the former President of the Mexican Mining Chamber and a former President of the Silver Institute. He was inducted into the Mexico Mining Hall of Fame and serves as Chairman of the Advisory Board of the Faculty of Mines at the University of Guanajuato where he received a degree in Mining Engineering.  J. Kenneth Thompson – Chairman of Pioneer Natural Resources Company (oil and gas) and member of the board of directors of Alaska Air Group, Inc. (parent company of Alaska Airlines, Virgin America Airlines and Horizon Air) and Tetra Tech, Inc. (engineering consulting). President and Chief Executive Officer of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present, with a principal holding in Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China, and Singapore from 1998 to 2000.

 Contact Information  Corporate Office  Coeur Mining, Inc.  200 S. Wacker Drive, Suite 2100 Chicago, IL 60606  Main Telephone  +1 (312) 489-5800  Stock Ticker  CDE: NYSE  Website  www.coeur.com  Contact  Jeff Wilhoit  Director, Investor Relations investors@coeur.com  NYSE: CDE  NYSE: CDE  40